Exhibit 99.2

Tarsus Announces Pricing of Upsized $75.6 Million Underwritten Public Offering of Common Stock

IRVINE, Calif., May 3, 2022 — Tarsus Pharmaceuticals, Inc. (NASDAQ: TARS) (the “Company” or “Tarsus”), whose mission is to focus on unmet needs and apply proven science and new technology to revolutionize treatment for patients, starting with eye care, today announced the pricing of an upsized underwritten public offering of 5,600,000 shares of common stock at a public offering price of $13.50 per share, which represents $75.6 million of common stock, before underwriting discounts and commissions. In addition, Tarsus has granted the underwriters a 30-day option to purchase up to 840,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions. All of the shares in the offering are to be sold by Tarsus. The offering is expected to close on or about May 5, 2022, subject to customary closing conditions.

BofA Securities, Jefferies, Barclays and Raymond James are acting as joint book-running managers for the offering. LifeSci Capital is acting as lead manager for the offering.

The securities are being offered pursuant to an effective shelf registration statement that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2021. This offering is being made only by means of a prospectus supplement and the accompanying prospectus which forms a part of the effective shelf registration statement.

A preliminary prospectus supplement related to the offering (including the accompanying prospectus) has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained, when available, from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or via email at dg.prospectus_requests@bofa.com; Jefferies by telephone at 1-877-821-7388 or by email at prospectus_department@jefferies.com; Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847 or by email at barclaysprospectus@broadridge.com; and Raymond James at 1-800-248-8863 or by email at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tarsus Pharmaceuticals, Inc.

Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. It is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology, and infectious disease prevention. The company is studying two investigational medicines in clinical trials. Its lead product candidate, TP-03, is a novel therapeutic which has demonstrated positive results in two pivotal trials for the treatment of Demodex blepharitis. TP-03 is also being developed for the treatment of Meibomian Gland Disease. In addition, Tarsus is developing TP-05, an oral, non-vaccine therapeutic for the prevention of Lyme disease, which is currently being studied in a Phase 1b clinical trial.

Forward Looking Statements

Statements in this press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, and include, but are not limited to, statements regarding the completion of the public offering. Any forward-looking statements are based on Tarsus’ current expectations, forecasts, and assumptions and are subject to a number of risks and uncertainties that could cause actual outcomes and results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Tarsus’ most recent Annual Report on Form 10-K, its other reports filed with the SEC, as well as in the final prospectus supplement related to the public offering. Forward-looking statements contained in this announcement are based on information available to Tarsus as of the date hereof and are made only as of the date of this release. Tarsus undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Tarsus’ views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tarsus.

Contacts:

Media Contact

Adrienne Kemp

Sr. Director, Corporate Communications

(949) 922-0801

AKemp@tarsusrx.com

Investor Contact:

David Nakasone

Head of Investor Relations

(949) 620-3223

DNakasone@tarsusrx.com